Exhibit 4.3

CERTIFICATE AS TO ACTIONS TAKEN BY OFFICER

OF SOUTHERN CALIFORNIA EDISON COMPANY

Adopted February 24, 2026

RE:CREATION AND ISSUANCE OF ONE NEW SERIES
 OF FIRST AND REFUNDING MORTGAGE BONDS AND
ISSUANCE OF ADDITIONAL FIRST AND REFUNDING
MORTGAGE BONDS

WHEREAS, by a resolution adopted on December 11, 2024, entitled “Resolution Re: Financing Authorization and Interest Rate Hedging – Approval of Clearing Exception” (the “Resolution”), the Audit and Finance Committee (“AFC”) of the Board of Directors of this corporation, respectively delegated to the undersigned officer the authority to authorize and create an additional bonded indebtedness of this corporation to be represented by one new series of its First and Refunding Mortgage Bonds, Series 2026A (the “Series 2026A Bonds”) and take all other actions necessary to create the Series 2026A Bonds and cause the Series 2026A Bonds to be issued, sold, and delivered;

WHEREAS, in March 2024 this corporation created and issued a series of its First and Refunding Mortgage Bonds, Series 2024D, in an initial aggregate principal amount of $600,000,000 (the “Initial Series 2024D Bonds”);

WHEREAS, by the Resolution, the AFC acting pursuant to authority delegated to them by such Board of Directors, delegated to the undersigned officer the authority to authorize and create additional bonded indebtedness of this corporation; and

WHEREAS, this corporation intends to issue a further additional amount of its First and Refunding Mortgage Bonds, Series 2024D, in the aggregate principal amount of $600,000,000 (the “Reopened Series 2024D Bonds” and referred to herein together with the Series 2026A Bonds as the “New Bonds”) and take all other actions necessary to cause the Reopened Series 2024D Bonds to be issued, sold, and delivered;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the Resolution and the Trust Indenture dated as of October 1, 1923, between this corporation and The Bank of New York Mellon Trust Company, N.A. (successor to Harris Trust and Savings Bank) and Reginald Brewer (successor to Pacific-Southwest Trust & Savings Bank), as Trustees, as amended and supplemented, including as supplemented or proposed to be supplemented by the One Hundred Sixty-Second Supplemental Indenture and the One Hundred-Fifty-Seventh Supplemental Indenture (the “Supplemental Indentures” and collectively, the “Trust Indenture”), the undersigned officer hereby executes and delivers this certificate and takes the actions set forth herein.

BE IT FURTHER RESOLVED, that the undersigned officer hereby authorizes and creates an authorized bonded indebtedness of this corporation in the initial aggregate principal amount of $1,200,000,000, which shall be an increase of, and in addition to, all presently existing authorized bonded indebtedness of this corporation, and which shall be represented by the New Bonds.

BE IT FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed, pursuant to the provisions of Section 1 of Article Two of the Trust Indenture, to sign and present to The Bank of New York Mellon Trust Company, N.A., as Trustee, a certificate stating that the authorized bonded indebtedness of this corporation has been so increased.

BE IT FURTHER RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer, or any Assistant Treasurer, or any of them acting alone, is authorized and directed to execute and deliver the One Hundred Sixty-Second Supplemental Indenture, in such form as the officer acting may approve, such approval to be evidenced by the execution thereof, and to cause this corporation to perform all of its obligations under the One Hundred Sixty-Second Supplemental Indenture.

BE IT FURTHER RESOLVED, that, subject to the execution and delivery of the One-Hundred-Sixty-Second Supplemental Indenture, the Series 2026A Bonds, to be issued under and secured by the Trust Indenture, are hereby created in the initial aggregate principal amount of $600,000,000, and the Series 2026A Bonds are hereby designated as “First and Refunding Mortgage Bonds, Series 2026A, Due 2033”; the Series 2026A Bonds shall be dated as of their date of issuance, shall mature on March 15, 2033 and shall bear interest from March 2, 2026, at the rate of 4.80% per annum on the principal amount thereof, payable semiannually on March 15 and September 15 of each year, beginning on September 15, 2026 (each, a “Series 2026A Payment Date”); the principal of and premium, if any, and interest on the Series 2026A Bonds shall be payable at the offices of The Bank of New York Mellon Trust Company, N.A., in Chicago, Illinois, or at such other agency or agencies as may be designated by this corporation; all principal, premium, if any, and interest shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts; the Series 2026A Bonds shall be transferable only on the books of this corporation at the places designated above for the payment of the principal of and premium, if any, and interest on the Series 2026A Bonds, or at such other agency or agencies as may be designated by this corporation; the Series 2026A Bonds shall be issuable only as fully registered bonds, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof; the definitive Series 2026A Bonds shall be numbered from R-1 upward; and the definitive Series 2026A Bonds, and the

Certificate of Authentication to be endorsed upon each of the Series 2026A Bonds; and shall be substantially in the following form with such legends thereon and changes therein as may be deemed necessary or appropriate by the officer or officers executing the same, and the blanks therein to be properly filled:

(Form of Definitive Series 2026A Bond)

SOUTHERN CALIFORNIA EDISON COMPANY

First and Refunding Mortgage Bonds, Series 2026A, Due 2033

No. ____	$_____________

SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the State of California (hereinafter called the “Company”), for value received, hereby promises to pay to _____________________, the registered owner hereof, the principal sum of $600,000,000 on March 15, 2033, and to pay interest on the unpaid principal amount hereof to the registered owner hereof from March 2, 2026, until said principal sum shall be paid, at the rate of 4.80% per annum, payable semiannually on March 15 and September 15 of each year (each, a “Series 2026A Payment Date”), beginning September 15, 2026. Such interest shall be paid to the person in whose name this Bond is registered at the close of business on (1) the business day immediately preceding the Series 2026A Payment Date if this Bond is in book-entry only form, or (2) the 15th calendar day before each Series 2026A Payment Date if this Bond is not in book-entry only form. The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that the amount of interest payable for any period shorter or longer than a full interest period will be completed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period using 30-day months.

The principal of and interest on this Bond are payable at the offices of The Bank of New York Mellon Trust Company, N.A., as Trustee, in Chicago, Illinois, or at such other agency or agencies as may be designated by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

This Bond is one of a series, designated as “Series 2026A, Due 2033,” of a duly authorized issue of bonds of the Company, known as its “First and Refunding Mortgage Bonds,” issued and to be issued in one or more series under and all equally and ratably secured by a Trust Indenture dated as of October 1, 1923, and indentures supplemental thereto, including the One Hundred Sixty-Second Supplemental Indenture, to be dated as of February 25, 2026, which have been duly executed, acknowledged and delivered by the Company to The Bank of New York Mellon Trust Company, N.A. and Reginald Brewer, or one of their predecessors, as Trustees, to which original indenture and indentures supplemental thereto (collectively, the “Trust Indenture”) reference is hereby made for a description of the property, rights and franchises thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights of the holders of this Bond and of the Trustees in respect of such security, and the terms, restrictions and conditions upon which the bonds are issued and secured.

Prior to January 15, 2033 (“Par Call Date”), the Company may redeem this Bond at its option, in whole or in part, at any time and from time to time, at a “make whole” redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming this Bond matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the Series 2026A Bonds less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of this Bond to be redeemed,

plus, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding such maturity or Par Call Date and one with a maturity date following such maturity or Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

If the Company elects to redeem fewer than all the Series 2026A Bonds, The Bank of New York Mellon Trust Company, N.A., as Trustee, will select the particular bonds to be redeemed by lot; provided, however, that as long as this Bond is held with a depositary, any such selection shall be in accordance with such depositary’s applicable procedures.

Any notice of redemption, at the Company’s option, may state that the redemption will be conditional upon receipt by the paying agent, on or prior to the date fixed for the redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on the Series 2026A Bonds to be redeemed and that if the money has not been so received, the notice will be of no force and effect and the Company will not be required to redeem this Bond.

The Trust Indenture makes provision for a Special Trust Fund and permits the use of moneys therein for the purpose, among others, of redeeming or purchasing this Bond.

If default shall be made in the payment of any installment of principal of or interest on this Bond or in the performance or observance of any of the covenants and agreements contained in the Trust Indenture, and such default shall continue as provided in the Trust Indenture, then the principal of this Bond may be declared and become due and payable as provided in the Trust Indenture.

This Bond is transferable only on the books of the Company at any of the places designated above for the payment of the principal of and premium, if any, or interest on this Bond, or at such other agency or agencies as may be designated by the Company, by the registered owner or by an attorney of such owner duly authorized in writing, on surrender hereof properly endorsed, and upon such surrender hereof, and the payment of charges, a new registered bond or bonds of this series, of an equal aggregate principal amount, will be issued to the transferee in lieu hereof, as provided in the Trust Indenture.

The terms of the Trust Indenture may be modified as set forth in the Trust Indenture; provided, however, that, among other things, (1) the obligation of the Company to pay the principal of and premium, if any, and interest on all bonds outstanding under the Trust Indenture, as at the time in effect, shall continue unimpaired, (2) no modification shall give any of said bonds any preference over any other of said bonds, and (3) no modification shall authorize the creation of any lien prior to the lien of the Trust Indenture on any of the trust property.

No recourse shall be had for the payment of the principal of and premium, if any, or interest on this Bond, or any part thereof, or for or on account of the consideration herefor, or for any claim based hereon, or otherwise in respect hereof, or of the Trust Indenture, against any past, present or future stockholder, officer or director of the Company or of any predecessor or successor company, whether for amounts unpaid on stock subscriptions, or by virtue of any statue or constitution, or by the enforcement of any assessment or penalty, or because of any representation or inference arising from the capitalization of the Company or of such predecessor or successor company, or otherwise; all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released.

This Bond shall not be valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate of authentication hereon of The Bank of New York Mellon Trust Company, N.A., as Trustee, or its successor in trust.

IN WITNESS WHEREOF, Southern California Edison Company has caused this Bond to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, as of March__, 2026, such execution and attestation to be by manual or facsimile signatures.

SOUTHERN CALIFORNIA EDISON COMPANY
ATTEST: ______________________	By: ___________________________
[Assistant] Secretary	[Vice] President

(Form of Certificate of Authentication for all Series 2026A Bonds)

Trustee’s Certificate

This is to certify that this Bond is one of the Bonds, of the series designated therein, described and referred to in the Trust Indenture within mentioned.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE

By _________________________________

[Authorized Agent]

(End of Form of Series 2026A Bond)

BE IT FURTHER RESOLVED, that the undersigned officer hereby authorizes and creates an authorized bonded indebtedness of this corporation in the aggregate principal amount of

$600,000,000, which shall be an increase of, and in addition to, all presently existing authorized bonded indebtedness of this corporation, and which shall be represented by the Reopened Series 2024D Bonds.

BE IT FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed, pursuant to the provisions of Section 1 of Article Two of the Trust Indenture, to sign and present to The Bank of New York Mellon Trust Company, N.A., as Trustee, a certificate stating that the authorized bonded indebtedness of this corporation has been so increased.

BE IT FURTHER RESOLVED, that the Reopened Bonds, to be issued under and secured by the Trust Indenture, shall have terms identical to the Initial Series 2024D Bonds; the Reopened Series 2024D Bonds shall be dated as of their date of issuance, shall mature on June 1, 2029 and shall bear interest from December 1, 2025, at the rate of 5.15% per annum on the principal amount thereof, payable semiannually on June 1 and December 1 of each year (each, a “Series 2024D Payment Date”); the principal of and premium, if any, and interest on the Reopened Series 2024D Bonds shall be payable at the offices of The Bank of New York Mellon Trust Company, N.A., in Chicago, Illinois, or at such other agency or agencies as may be designated by this corporation; all principal, premium, if any, and interest shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts; the Reopened Series 2024D Bonds shall be transferable only on the books of this corporation at the places designated above for the payment of the principal of and premium, if any, and interest on the Reopened Series 2024D Bonds, or at such other agency or agencies as may be designated by this corporation the Reopened Series 2024D Bonds shall be redeemable, at the option of this corporation, in whole or in part, in the manner set forth in the form of definitive

Series 2024D Bond set forth below; the Reopened Series 2024D Bonds shall be issuable only as fully registered bonds, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof; the definitive Reopened Series 2024D Bonds shall be numbered from R-3 upward; and the definitive Reopened Series 2024D Bonds, and the Certificate of Authentication to be endorsed upon each of the Reopened Series 2024D Bonds shall be substantially in the following form with such legends thereon and changes therein as may be deemed necessary or appropriate by the officer or officers executing the same, and the blanks therein to be properly filled:

(Form of Definitive Series 2024D Bond)

SOUTHERN CALIFORNIA EDISON COMPANY

First and Refunding Mortgage Bonds, Series 2024D, Due 2029

No. ____	$_____________

SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the State of California (hereinafter called the “Company”), for value received, hereby promises to pay to CEDE & CO., the registered owner hereof, the principal sum of $600,000,000 on June 1, 2029, and to pay interest on the unpaid principal amount hereof to the registered owner hereof from December 1, 2025, until said principal sum shall be paid, at the rate of 5.15% per annum, payable semiannually on June 1 and December 1 of each year (each, a “Series 2024D Payment Date”), beginning June 1, 2026. Such interest shall be paid to the person in whose name this Bond is registered at the close of business on (1) the business day immediately preceding the Series 2024D Payment Date if this Bond is in book-entry only form, or (2) the 15th calendar day before each Series 2024D Payment Date if this Bond is not in book-entry only form. The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that the amount of interest payable for any period shorter or longer than a full interest period will be completed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period using 30-day months.

The principal of and interest on this Bond are payable at the offices of The Bank of New York Mellon Trust Company, N.A., as Trustee, in Chicago, Illinois, or at such other agency or agencies as may be designated by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

This Bond is one of a series, designated as “Series 2024D, Due 2029,” of a duly authorized issue of bonds of the Company, known as its “First and Refunding Mortgage Bonds,” issued and to be issued in one or more series under and all equally and ratably secured by a Trust Indenture dated as of October 1, 1923, and indentures supplemental thereto, including the One Hundred Fifty-Seventh Supplemental Indenture, dated as of February 28, 2024, which have been duly executed, acknowledged and delivered by the Company to The Bank of New York Mellon Trust Company, N.A. and Reginald Brewer, or one of their predecessors, as Trustees, to which original indenture and indentures supplemental thereto (collectively, the “Trust Indenture”) reference is hereby made for a description of the property, rights and franchises thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights of the holders of this Bond and of the Trustees in respect of such security, and the terms, restrictions and conditions upon which the bonds are issued and secured.

Prior to May 1, 2029 (“Par Call Date”), the Company may redeem this Bond at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming this Bond matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the Series 2024D Bonds less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of this Bond to be redeemed,

plus, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

If the Company elects to redeem fewer than all the Series 2024D Bonds, The Bank of New York Mellon Trust Company, N.A., as Trustee, will select the particular bonds to be redeemed by lot; provided, however, that as long as this Bond is held with a depositary, any such selection shall be in accordance with such depositary’s applicable procedures.

Any notice of redemption, at the Company’s option, may state that the redemption will be conditional upon receipt by the paying agent, on or prior to the date fixed for the redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on the Series 2024D Bonds to be redeemed and that if the money has not been so received, the notice will be of no force and effect and the Company will not be required to redeem this Bond.

The Trust Indenture makes provision for a Special Trust Fund and permits the use of moneys therein for the purpose, among others, of redeeming or purchasing this Bond.

If default shall be made in the payment of any installment of principal of or interest on this Bond or in the performance or observance of any of the covenants and agreements contained in the Trust Indenture, and such default shall continue as provided in the Trust Indenture, then the principal of this Bond may be declared and become due and payable as provided in the Trust Indenture.

This Bond is transferable only on the books of the Company at any of the places designated above for the payment of the principal of and premium, if any, or interest on this Bond, or at such other agency or agencies as may be designated by the Company, by the registered owner or by an attorney of such owner duly authorized in writing, on surrender hereof properly endorsed, and upon such surrender hereof, and the payment of charges, a new registered bond or bonds of this series, of an equal aggregate principal amount, will be issued to the transferee in lieu hereof, as provided in the Trust Indenture.

The terms of the Trust Indenture may be modified as set forth in the Trust Indenture; provided, however, that, among other things, (1) the obligation of the Company to pay the principal of and premium, if any, and interest on all bonds outstanding under the Trust Indenture, as at the time in effect, shall continue unimpaired, (2) no modification shall give any of said bonds any preference over any other of said bonds, and (3) no modification shall authorize the creation of any lien prior to the lien of the Trust Indenture on any of the trust property.

No recourse shall be had for the payment of the principal of and premium, if any, or interest on this Bond, or any part thereof, or for or on account of the consideration herefor, or for any claim based hereon, or otherwise in respect hereof, or of the Trust Indenture, against any past, present or future stockholder, officer or director of the Company or of any predecessor or successor company, whether for amounts unpaid on stock subscriptions, or by virtue of any statue or constitution, or by the enforcement of any assessment or penalty, or because of any representation or inference arising from the capitalization of the Company or of such predecessor or successor company, or otherwise; all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released.

This Bond shall not be valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate of authentication hereon of The Bank of New York Mellon Trust Company, N.A., as Trustee, or its successor in trust.

IN WITNESS WHEREOF, Southern California Edison Company has caused this Bond to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, as of March __, 2026, such execution and attestation to be by manual or facsimile signatures.

SOUTHERN CALIFORNIA EDISON COMPANY
ATTEST: ______________________	By: ___________________________
[Assistant] Secretary	[Vice] President

(Form of Certificate of Authentication for all Series 2024D Bonds)

Trustee’s Certificate

This is to certify that this Bond is one of the Bonds, of the series designated therein, described and referred to in the Trust Indenture within mentioned.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE

By _________________________________

[Authorized Agent]

(End of Form of Series 2024D Bond)

BE IT FURTHER RESOLVED, that the New Bonds need not be issued at the same time and any such series may be reopened at any time, without notice to, or the consent of, any then-existing holder or holders of any Series 2026A Bonds, for issuances of additional Series 2026A Bonds in an unlimited principal amount; and any such additional Series 2026A Bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional Series 2026A Bonds and, if applicable, for the first payment date following such original issue date.

BE IT FURTHER RESOLVED, that pursuant to the Trust Indenture, as in effect following due execution and delivery of the One Hundred Fifty-Seventh and One-Hundred-Sixty-Second Supplemental Indentures, the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed, for and in the name and on behalf of this corporation and under its corporate seal (which seal may be either impressed, printed, lithographed or engraved thereon), to execute (which execution may be by a facsimile signature) and to deliver the New Bonds to The Bank of New York Mellon Trust Company, N.A., as Trustee, for authentication in temporary and/or definitive form, and in such aggregate principal amount up to $1,200,000,000 as the President or any Vice President and the Secretary or any Assistant Secretary of this corporation shall in their absolute discretion determine.

BE IT FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed for and in the name and on behalf of this corporation and under its corporate seal, to execute and to deliver to The Bank of New York Mellon Trust Company, N.A., as Trustee, the written order of this corporation for the authentication and delivery of the New Bonds pursuant to such sections of Article Two of the Trust Indenture as the officers acting may determine.

BE IT FURTHER RESOLVED, that the Secretary or any Assistant Secretary of this corporation is hereby authorized and directed to deliver to, and file with, The Bank of New York Mellon Trust Company, N.A., as Trustee, a copy of the this certificate of actions taken, certified by the Secretary or any Assistant Secretary of this corporation.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

_/s/ Brendan Bond___

Brendan Bond

Treasurer
Southern California Edison Company